AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment, effective December 2, 2020, (the “Effective Date”) is made to the Participation Agreement dated January 31, 2020 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the "Trust"), GOLDMAN SACHS & CO. LLC, a New York limited partnership (the "Distributor"), and NASSAU LIFE INSURANCE COMPANY, a New York life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified herein.

WHEREAS, the parties hereto have previously entered into a Participation Agreement, dated January 31, 2020 (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, the Company desires to incorporate additional Separate Accounts as the result of the merger and acquisition of Foresters Life and Annuity Company; and

WHEREAS, the parties desire to revise Schedule 1A to address the incorporation of the additional Separate Accounts; and

WHEREAS, the parties desire to revise Schedule 1B to address the Variable Annuity Contracts or Variable Life Insurance Contracts subject to the agreement, in addition to the Funds and Share Classes available.

WHEREAS, the Agreement provides that it may only be changed by a written instrument signed by the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1.	Schedule 1A to the Agreement is hereby deleted in its entirety and replaced with Schedule 1A below.

2.	Schedule 1B to the Agreement is hereby deleted in its entirety and replaced with Schedule 1B below.

3.	In all other respects, the Agreement shall remain unchanged and in full force and effect.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 1A in accordance with Article XI of the Agreement.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
Name:
Title:

GOLDMAN SACHS & CO. LLC.
Name:
Title:

NASSAU LIFE INSURANCE COMPANY
Name: Kostas Cheliotis
Title: VP, General Counsel & Secretary

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SCHEDULE 1

Schedule 1A

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment
Trusts

Effective as of December 2, 2020, the following separate accounts of the Company are hereby added to this Schedule 1A and made subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Level Premium Variable Life Insurance Separate Account B	6/4/1985	811-04328	Variable Life Insurance
Variable Annuity Fund C	12/21/1989	811-06130	Variable Annuity
Variable Annuity Fund D	04/08/1997	811-08205	Variable Annuity
Separate Account E	09/03/2004	811-21742	Variable Life Insurance

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Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the
Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds/Share Classes	1933 Act Registration Number	Type of Product Supported by Account
Multiple	Goldman Sachs VIT Government Money Market Fund – Institutional Shares		Variable Products
Individual Variable Annuity Contracts	First Investors Life Variable Annuity Fund A	002-66295	Variable Annuity
The Insured Series Policy (ISP)	First Investors Life Level Premium Variable Life Insurance Separate Account B ISP Choice	002-98410 333-149362	Variable Life Insurance
The Tax Tamer I and First Choice Contracts	First Investors Life Variable Annuity Fund C	033-33419	Variable Life Insurance
The Tax Tamer II and First Choice Bonus Annuity	First Investors Life Variable Annuity Fund D	333-26341 333-186359	Variable Life Insurance
Variable Universal Life SPVL Modified Single Premium Variable Life Insurance Policy	First Investors Life Separate Account E	333-191937 333-123756	Variable Life Insurance

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